Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, February 10, 2009 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GM:BRNC), announced today operational results for the month ended and as of January 31, 2009.

Utilization for the Company’s drilling fleet was 76% for the month of January compared to 80% for the previous month and 83% for the fourth quarter.  The Company had an average of 45 marketed drilling rigs in January compared to 44 in the previous month and 43 for the fourth quarter.  The average dayrate on operating drilling rigs as of January 31, 2009, was $18,225 compared to $18,720 as of December 31, 2008, and $18,933 for the fourth quarter of 2008.

Utilization for the Company’s workover fleet was 35% for the month of January compared to 38% for the previous month and 49% for the fourth quarter.  The Company had an average of 52 marketed workover rigs in January compared to 53 in the previous month and 53 for the fourth quarter.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling and workover services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of January 31, 2009

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp		M		I
2	4	950 hp		M		I
3	5	650 hp		M		I
4	6	650 hp		M	Anadarko	O	Term	26	2/26/2009
5	7	650 hp		M		I
6	8	1000 hp		E	Williston	O	Term	133	6/13/2009
7	9	650 hp		M	Arkoma	O	well to well		1/1/2009
8	10	1000 hp		E	Anadarko	O	well to well		1/14/2009
9	11	1000 hp		E	Woodford	O	Term	64	4/5/2009
10	12	1500 hp		E		I
11	14	1200 hp		E	Woodford	O	Term	161	7/11/2009
12	15	1200 hp		E	Haynesville	O	Term	181	7/31/2009
13	16	1400 hp		E		I
14	17	1700 hp		E	Anadarko	O	Term	221	9/9/2009
15	20	1400 hp		E	Bakken	O	Term	213	9/1/2009
16	21	2000 hp		E	Haynesville	O	Term	639	11/1/2010
17	22	1000 hp		E		I
18	23	1000 hp		E		I
19	25	1500 hp		E	Haynesville	O	2 wells
20	26	1200 hp		E	Anadarko	O	Term	29	3/1/2009
21	27	1500 hp		E	Piceance	O	Term	244	10/2/2009
22	28	1200 hp		E	Bakken	O	Term	90	5/1/2009
23	29	1500 hp		E	Woodford	O	Term	304	12/1/2009
24	37	1000 hp		E	Cotton Valley	O	5 wells
25	41	950 hp		M	Anadarko	O	3 wells
26	42	650 hp		M	Anadarko	O	well to well
27	43	1000 hp		M		I
28	51	850 hp		M	Anadarko	O	3 wells
29	52	850 hp		M	Anadarko	O	2 wells
30	54	850 hp		M	Woodford	O	Term	109	5/20/2009
31	55	950 hp		M	Chicontepec	O	Term	334	12/31/2009
32	56	1100 hp		M	Anadarko	O	Term	7	2/7/2009
33	57	1100 hp		M	Woodford	O	Term	49	3/21/2009
34	58	800 hp		M	Cotton Valley	O	well to well
35	59	850 hp		M		I
36	60	850 hp		M		I
37	62	1000 hp		M	Anadarko	O	Term	20	2/20/2009
38	70	450 hp		M		I
39	72	750 hp		M	Cotton Valley	O	well to well
40	75	750 hp		M	Woodford	O	Term	190	8/9/2009
41	76	900 hp		M	Chicontepec	O	Term	334	12/31/2009
42	77	1200 hp		M	Haynesville	O	Term	60	4/1/2009
43	78	1000 hp		M	Chicontepec	O	Term	334	12/31/2009
44	94	1000 hp		M		I
45	97	850 hp		M	Anadarko	O	well to well

M -	Mechanical		I -	Idle
E -	Electric		O -	Operating
1	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 17, 2008, as amended on April 29, 2008, and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com